Exhibit 32.2

CERTIFICATION OF PRINCIPAL ACCOUNTING AND FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Amendment No. 1 to the Annual Report of Weyland Tech Inc. (the “Company”) on the Form 10-K for the period ended December 31, 2018 as filed with the Securities and Exchange Commission (the “Annual Report”), Brent Suen, Principal Accounting and Financial Officer of the Company, certifies, pursuant to 18 U.S.C. section 1350 of the Sarbanes-Oxley Act of 2002, that:

1.

The Amendment No. 1 to the Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

1.

The information contained in this Amendment No. 1 to the Annual Report fairly represents, in all material respects, the financial condition and results of operation of the Company.

     IN WITNESS WHEREOF, each of the undersigned has executed this statement this 17th day of April, 2019.

/s/ Brent Suen
Brent Suen
Principal Accounting and Financial Officer

A signed original of this written statement required by Section 906 has been provided to WEYLAND TECH, INC. and will be retained by WEYLAND TECH, INC. and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.